Filed pursuant to Rule 424(b)(3)

Registration No. 333-298694

FirstEnergy Pennsylvania Electric Company

SUPPLEMENT NO. 1 TO

PROSPECTUS DATED

SEPTEMBER 17, 2026

THE DATE OF THIS SUPPLEMENT IS SEPTEMBER 18, 2026

EXPLANATORY NOTE

This prospectus supplement (the “Prospectus Supplement”) amends and supplements certain information in the prospectus, dated September 17, 2026 (the “Prospectus”), filed with the Securities and Exchange Commission as a part of our registration statement on Form S-4 (File No. 333-298694).

The purpose of this Prospectus Supplement is to update the CUSIPs presented in the Prospectus as follows: (i) the $300,000,000 aggregate principal amount of 4.150% Senior Notes due 2028 that have not been registered under the Securities Act of 1933 (the “Securities Act”) as CUSIP Nos. 33767Q AC0 and U3138Q AB4, (ii) the $300,000,000 aggregate principal amount of 4.150% Senior Notes due 2028 registered under the Securities Act as CUSIP No. 33767Q AD8, (iii) the $550,000,000 aggregate principal amount of 4.550% Senior Notes due 2031 that have not been registered under the Securities Act as CUSIP Nos. 33767Q AA4 and U3138Q AA6, and (iv) the $550,000,000 aggregate principal amount of 4.550% Senior Notes due 2031 registered under the Securities Act as CUSIP No. 33767Q AB2.

Except as set forth herein, this Prospectus Supplement does not amend, modify or alter the Prospectus in any respect.